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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
ING Partners, Inc.:



We consent to the use of our reports dated February 7, 2003, incorporated in this Registration Statement by reference, to the ING Partners, Inc. and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                              /s/  KPMG LLP



Boston, Massachusetts
April 28, 2003